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                           WESTMORELAND COAL COMPANY

                          OFFER TO PURCHASE FOR CASH
            UP TO 1,052,631 DEPOSITARY SHARES (CUSIP 960878 30 4),
                EACH REPRESENTING ONE QUARTER OF A SHARE OF ITS
             SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, AT
                          $19.00 PER DEPOSITARY SHARE

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, APRIL 6, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                 March 10, 1999

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated March 10, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer") in connection with the Offer by Westmoreland Coal Company, a Delaware corporation (the "Company"), to purchase up to 1,052,631 Depositary Shares ("Depositary Shares") (including the associated dividend arrearages), each representing one quarter of a share of its Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share, liquidation preference equal to $25 per Depositary Share, at a price of $19.00 per Depositary Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer. The Company will purchase 1,052,631 Depositary Shares (or such lesser number of Depositary Shares as are validly tendered and not withdrawn), upon the terms and subject to the conditions of the Offer, including the proration provisions thereof. Unless the context requires otherwise, all references to the Depositary Shares shall include any claims to cumulative dividends on such shares that have not previously been paid.

  Depositary Shares not purchased because of proration will be returned at the Company's expense to the shareholders who tendered such Depositary Shares. The Company reserves the right, in its sole discretion (but subject to the terms and conditions of the Master Agreement dated as of January 4, 1999 among the Company, certain of its subsidiaries, United Mine Workers of America, UMWA 1992 Benefit Plan, UMWA Combined Benefit Fund, UMWA 1974 Pension Trust, and Official Committee of Equity Security Holders), to purchase more than 1,052,631 Depositary Shares pursuant to the Offer. See Section 4. "Number of Shares; Proration; Expiration Date; Extension of the Offer" and Section 13. "Extension of the Tender Period; Termination; Amendments" of the Offer to Purchase.

  If the number of Depositary Shares validly tendered and not withdrawn on or prior to the Expiration Date is less than or equal to 1,052,631 Depositary Shares (or such greater number of Depositary Shares as the Company may elect to purchase pursuant to the Offer), the Company will, upon the terms and subject to the conditions of the Offer, purchase all Depositary Shares so tendered.

  Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 1,052,631 Depositary Shares (or such greater number of Depositary Shares as the Company may elect to purchase pursuant to the Offer) are properly tendered and not withdrawn, the Company will buy Depositary Shares on a pro rata basis from all other shareholders who properly tender Depositary Shares (and do not withdraw them prior to the Expiration
Date). See Section 4. "Number of Shares; Proration; Expiration Date; Extension of the Offer" and Section 5. "Procedure for Tendering Depositary Shares" of the Offer to Purchase.

  The payment of $19.00 per Depositary Share for Depositary Shares purchased by the Company is in full satisfaction of all claims with respect to such Depositary Shares (and the Series A Preferred Stock represented
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by such Depositary Shares), including claims for accrued but unpaid dividends, and all claims by and rights of the owner of Depositary Shares or any other person to receive dividends (including accrued but unpaid dividends) will be extinguished with respect to such Depositary Shares (and the Series A
Preferred Stock represented by such Depositary Shares) upon payment by the Company therefor.

  We are the holder of record of Depositary Shares held for your account. A tender of such Depositary Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DEPOSITARY SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

  Your attention is invited to the following:

    1. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Tuesday, April 6, 1999, unless the Offer is extended.

    2. The offer price is $19.00 per Depositary Share.

    3. The Offer is not conditioned upon any minimum number of Depositary Shares being tendered. The Offer is, however, subject to certain other conditions, as described in Section 8 of the Offer to Purchase.

    4. Any stock transfer taxes applicable to the sale of Depositary Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  THE COMPANY, ITS BOARD OF DIRECTORS, AND ITS EXECUTIVE OFFICERS MAKE NO RECOMMENDATION AS TO WHETHER ANY SHAREHOLDER SHOULD TENDER ANY OR ALL OF SUCH SHAREHOLDER'S DEPOSITARY SHARES PURSUANT TO THE OFFER. EACH SHAREHOLDER MUST DECIDE WHETHER TO TENDER DEPOSITARY SHARES AND, IF SO, HOW MANY DEPOSITARY SHARES TO TENDER.

  Upon the terms and subject to the conditions of the Offer, if more than 1,052,631 Depositary Shares have been properly tendered and not withdrawn prior to the Expiration Date, the Company will purchase properly tendered Shares on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Depositary Shares) as described in Section 4. "Number of Shares; Proration; Expiration Date; Extension of the Offer" of the Offer to Purchase.

  If you wish to have us tender any or all of your Depositary Shares, please so instruct us by completing, executing, and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Depositary Shares, all such Depositary Shares will be tendered unless otherwise specified on the attached instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

  THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.


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                                 INSTRUCTIONS
                  WITH RESPECT TO OFFER TO PURCHASE FOR CASH
            UP TO 1,052,631 DEPOSITARY SHARES (CUSIP 960878 30 4),
             EACH REPRESENTING ONE QUARTER OF A SHARE OF SERIES A
                   CONVERTIBLE EXCHANGEABLE PREFERRED STOCK,
                         OF WESTMORELAND COAL COMPANY

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 10, 1999 and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer") in connection with the Offer by Westmoreland Coal Company, a Delaware corporation (the "Company"), to purchase up to 1,052,631 Depositary Shares ("Depositary Shares") (including the associated dividend arrearages), each representing one quarter of a share of its Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share, liquidation preference equal to $25 per Depositary Share, at $19.00 per Depositary Share, net to the undersigned in cash.

  This will instruct you to tender the number of Depositary Shares indicated below (or, if no number is indicated below, all Depositary Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

                     NUMBER OF DEPOSITARY SHARES TENDERED

[_]By checking this box, all Depositary Shares held by you for the account of the undersigned, including fractional shares, will be tendered in the Offer. If fewer than all Depositary Shares are to be tendered, the undersigned has checked the box below and indicated the aggregate number of Depositary Shares to be tendered by you.

[_]    Depositary Shares*
--------
* Unless otherwise indicated, it will be assumed that all Depositary Shares held by us for your account are to be tendered.



                                   SIGN HERE

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              Signature                                 Signature


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                Name                                      Name


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               Address                                   Address


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 Social Security or Taxpayer ID No.        Social Security or Taxpayer ID No.

                             Dated:         , 1999

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